SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]

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[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to ss.240.14a-12

                           FIRST COLONIAL GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

             -------------------------------------------------------------------

          (2) Aggregate number of securities to which transaction applies:

             -------------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

             -------------------------------------------------------------------

          (4) Proposed maximum aggregate value of transaction:

             -------------------------------------------------------------------

          (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

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          (3)  Filing Party:

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          (4)  Date Filed:

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

The Agreement and Plan of Merger between Keystone Savings Bank and First Colonial Group, Inc. relating to the merger transaction will be filed by First Colonial Group, Inc. under cover of Form 8-K and is incorporated by reference into this filing.

The following are (1) a press release issued by First Colonial Group, Inc., Nazareth National Bank and Keystone Savings Bank on March 6, 2003 and (2) additional materials issued by First Colonial Group, Inc., Nazareth National Bank and Keystone Savings Bank to their respective employees on March 6, 2003, certain of the materials issued to employees were also made available to the press.




[Keystone Savings Bank Logo Omitted]      [Nazareth National Bank Logo Omitted]


For release after 7 a.m. March 6, 2003      Media contact:  Michael Drabenstott
                                                            swb&r
                                                            (610) 866-0611
                                                            (610) 417-0503 cell

                Keystone Savings Bank, Nazareth National Bank to
            combine institutions, forming region's largest local bank
                                   __________

             When merged, two longstanding leaders will offer added convenience, more capabilities, stronger commitment to communities

LEHIGH VALLEY, Pa. - Keystone Savings Bank and First Colonial Group, Inc., (NASDAQ: FTCG) the parent of Nazareth National Bank -- two of the region's most successful, community-focused financial institutions -- have signed a definitive agreement to combine, forming the largest locally controlled bank in the greater Lehigh Valley-Poconos market area.

         The resulting bank, Keystone Nazareth Bank & Trust Company, and its newly created bank holding company, KNBT Bancorp, Inc., will have combined assets of more than $1.6 billion and 36 branches covering Lehigh, Northampton, Monroe and Carbon counties. Both banks will continue to operate independently until the close of the transaction, which is expected to occur in the fourth quarter of 2003.

         Based on deposit data at June 30, 2002, Keystone Nazareth Bank & Trust Company is expected to have the largest market share in Northampton County (22%), the second-largest market share in Lehigh County (8%), and the second-largest market share (14%) in the two counties combined. Factoring in the seventh-largest market share (5%) in Monroe and Carbon counties, Keystone Nazareth Bank & Trust Company is expected to have the second-largest market share (12%) in its four-county area of operations.

         The transaction involves the conversion of Keystone Savings Bank, the region's largest locally operated bank, from a mutual savings bank to a stock institution; the formation of a holding company, KNBT Bancorp, Inc.; and the mergers of First Colonial Group into KNBT Bancorp, Inc. and Nazareth National Bank into Keystone Savings Bank. Each share of First Colonial will be valued at $37 and exchanged for shares of KNBT Bancorp, Inc., common stock based on the initial public offering (IPO) price of KNBT Bancorp's common stock. (Assuming an IPO price of $10 per share, each share of First Colonial Group will be exchanged for 3.7 shares of KNBT Bancorp, Inc.)

         Jeffrey P. Feather, chairman of the board of trustees of Keystone Savings Bank, said, "Combining these two outstanding community institutions works on many levels because their franchises and philosophies complement each other so well. In addition, the capital raised in the stock conversion will enable future growth and community development opportunities."

         Feather, who is also chairman and chief executive officer of SunGard Pentamation, Inc., Bethlehem, Pa., will serve as chairman of the newly created holding company and bank. Six members of the First Colonial board will join nine members of the Keystone Savings board to form a new 15-member KNBT Bancorp, Inc. board. All board members are community leaders from the banks' market area.

         Scott V. Fainor, currently president and chief executive officer of Nazareth National Bank and First Colonial Group, will become the president and chief executive officer of Keystone Nazareth Bank & Trust Company and KNBT Bancorp, Inc., effective upon completion of the transaction. Eugene T. Sobol, currently senior executive vice president, chief operating officer and treasurer of Keystone Savings Bank, will continue his role at Keystone Nazareth Bank & Trust Company and KNBT Bancorp, Inc.

         Frederick E. Kutteroff, president and chief executive officer of Keystone Savings Bank, has elected to accelerate his previously announced retirement to coincide with the completion of the merger.

         Richard Stevens III, chairman of the board of First Colonial Group and Nazareth National Bank, said, "Existing customers at both banks will benefit from a wider selection of products and services and increased convenience. Meanwhile, our employees and shareholders will have the opportunity to be involved with a larger community bank with excellent growth potential."

         All branches from both banks are slated to remain open. Also, within the past six months, both banks have embarked on multi-branch expansion programs that will continue unabated. Fainor and Sobol said the addition of these branches will further strengthen the combined bank's presence and provide greater customer convenience throughout the combined banks' market.

         To demonstrate its commitment to the communities in its market area, a multi-million dollar charitable foundation will be formed to help fund local projects and programs of civic, charitable and cultural organizations throughout the region.

         Fainor said, "We are combining two great institutions into one locally owned super-community bank. The merger is exceptionally strategic in terms of geographic presence, lines of business, local board and management, and our ability to make a difference for individuals, families, businesses and institutions across our market area. This is one of the most exciting events to occur in our local communities in years."

         Together, the banks currently employ 602 people. Fainor said the banks' respective expansion programs will likely increase the number of people working at Keystone Nazareth Bank & Trust Company during the next several years.

         From a corporate culture standpoint, Sobol said the banks will fit together well. "We both have a rich heritage of helping families and businesses in the greater Lehigh Valley and Poconos meet their financial needs," he said. "Both banks have had a solid community focus since they were formed - Nazareth National in 1897 and Keystone in 1925. Together, that's 184 years of community banking - and a tremendous foundation to build upon."

         The transaction is subject to certain conditions, including the receipt of various regulatory approvals, as well as the approval of First Colonial Group's shareholders and Keystone Savings Bank's depositors.

         Each of the directors of First Colonial has agreed to vote their shares of First Colonial in favor of the merger, and each of the trustees of Keystone Savings Bank has agreed to vote their deposits in favor of the conversion.

         The proposed merger will be submitted to First Colonial's shareholders for their consideration. KNBT Bancorp and First Colonial will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. SHAREHOLDERS OF FIRST COLONIAL ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, BEFORE MAKING ANY DECISION REGARDING THE MERGER. Shareholders of First Colonial will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about KNBT Bancorp, Keystone Savings and First Colonial, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus can be obtained, without charge, by directing a request to the Secretary of First Colonial, First Colonial Group, Inc., 76 South Main Street, Nazareth, Pennsylvania 18064 (610-861-5721).

         First Colonial and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Colonial in connection with the merger. Information about the directors and executive officers of First Colonial and their ownership of First Colonial common stock is set forth in the proxy statement, for First Colonial's 2002 annual meeting of shareholders, as filed with the SEC on a Schedule 14A. Additional information about the interests of those participants may be obtained from reading the definitive proxy statement/prospectus regarding the proposed merger when it becomes available.

About Keystone Savings Bank
---------------------------
Keystone Savings Bank is a Pennsylvania-chartered mutual savings bank headquartered in Bethlehem, Pa., with 19 branches in Lehigh, Northampton and Carbon counties. As of Dec. 31, 2002, it had assets of $1,013,472,000 and deposits of $771,825,000.

About First Colonial Group, Inc.
--------------------------------
Headquartered in Nazareth, Pa., First Colonial Group operates a one-bank subsidiary, Nazareth National Bank. It has 17 branches in Lehigh, Northampton and Monroe counties. As of Dec. 31, 2002, it had assets of $611,592,000 and deposits of $472,798,000.

Contacts:
---------
Jeffrey P. Feather, Chairman of the Board, Keystone Savings Bank, 610-691-3616 Eugene Sobol, Sr. EVP, COO and Treasurer, Keystone Savings Bank, 610-861-5000 Richard Stevens III, Chairman of the Board, First Colonial Group, Inc. and Nazareth National Bank, 610-861-5721
Scott V. Fainor, President and Chief Executive Officer, First Colonial Group, Inc., and Nazareth National Bank, 610-861-5720

Web resources:
--------------
Keystone Savings Bank: www.keystonesavingsbank.com
Nazareth National Bank: www.nazbank.com
FDIC/OTC market share reports: www3.fdic.gov/sod/sodMarketBank.asp?barItem=2


This news release contains certain forward-looking statements about the proposed merger and conversion within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding the anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." These forward-looking statements are based upon the current beliefs and expectations of Keystone Savings' and First Colonial's management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the companies' control. In addition, these forward-looking statements are subject to the assumptions set forth below with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. Keystone Savings and First Colonial do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (1) competitive pressure among depository institutions increases significantly; (2) costs related to the integration of the business of Keystone Savings and First Colonial are greater than expected;
(3) operating costs, customer losses and business disruption following the merger may be greater than expected; (4) governmental approvals of the merger and/or the conversion may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger and/or the conversion; (5) First Colonial shareholders may fail to approve the merger and Keystone Savings Bank's depositors fail to approve the conversion; (6) adverse governmental or regulatory policies may be enacted; (7) changes in the interest rate environment reduces interest margins; (8) general economic conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected; (9) legislation or regulatory requirements or changes adversely affect the business in which the combined company will be engaged; and (10) changes may occur in the securities market.


[Keystone Savings Bank Logo Omitted]                                            [Nazareth National Bank Logo Omitted]


                                   Data Sheet

-----------------------------------------------------------------------------------------------------------------
                                     Keystone Savings Bank     Nazareth National Bank           Combined

-----------------------------------------------------------------------------------------------------------------
Assets                                   $1,013,472,000             $611,592,000             $1,625,064,000

-----------------------------------------------------------------------------------------------------------------
2002 Earnings                             $12,010,000                $3,998,000               $16,008,000

-----------------------------------------------------------------------------------------------------------------
Customers                                    66,000                    35,000                   101,000
(as of March 1, 2003)
-----------------------------------------------------------------------------------------------------------------
Deposits                                  $771,825,000              $472,798,000             $1,224,623,000

-----------------------------------------------------------------------------------------------------------------
Loans                                     $671,432,000              $252,760,000              $924,192,000

-----------------------------------------------------------------------------------------------------------------
Employees                                     379                       223                       602
(as of March 1, 2003)
-----------------------------------------------------------------------------------------------------------------
Total Branches                                 19                        17                        36
-----------------------------------------------------------------------------------------------------------------
o        Lehigh Co.                            9                         3                         12
-----------------------------------------------------------------------------------------------------------------
o        Northampton Co.                       9                         9                         18
-----------------------------------------------------------------------------------------------------------------
o        Monroe Co.                            -                         5                         5
-----------------------------------------------------------------------------------------------------------------
o        Carbon Co.                            1                         --                        1
-----------------------------------------------------------------------------------------------------------------
Deposit Market Share
-----------------------------------------------------------------------------------------------------------------
o        Lehigh Co.                          7.18%                     0.53%                     7.71%
-----------------------------------------------------------------------------------------------------------------
o        Northampton Co.                     12.28%                    9.66%                     21.94%
-----------------------------------------------------------------------------------------------------------------
o        Monroe Co.                            --                      4.33%                     4.33%
-----------------------------------------------------------------------------------------------------------------
o        Carbon Co.                          5.06%                       --                      5.06%
-----------------------------------------------------------------------------------------------------------------
ATMs                                           21                        24                        45
-----------------------------------------------------------------------------------------------------------------

All financial data as of December 31, 2002, except market share data. (Market share source: FDIC/OTS Summary of Deposits, as of June 30, 2002.)


                                                       # # #

Dear Associates:

Welcome to the beginning of something very special for our organizations - and for the communities we serve!

By bringing together Keystone Savings Bank and Nazareth National Bank, we are creating the region's strongest, locally owned and managed financial institution in terms of size, customer service, and commitment to community. The new Keystone Nazareth Bank & Trust Company will combine 184 years of unmatched experience helping individuals, families and businesses meet their financial goals.

This merger works on many levels. You will be part of a growing, dynamic organization that offers greater opportunity for personal and professional development. Customers will have greater convenience with more branches, more ATMs and strengthened core banking products and services. The community will benefit from a multi-million dollar foundation that we will form to support civic, charitable and cultural organizations. And these examples are just the beginning.

We firmly believe that the success of our merger rests on the shoulders of employees throughout each organization. With our initiative, dedication and hard work, we can complete this process quickly and seamlessly. Your support and enthusiasm will be crucial to maintaining our excellence in customer service as both organizations come together.

We are committed to communicating with you. This binder is only the first step. We will provide constant updates to you, answer any questions you may have, and tell you what is ahead. Meanwhile, you are encouraged to share your thoughts and comments. We truly value your input in this process. If you have questions or concerns at any time, please contact your supervisor or one of the members of the transition team.

Separately, Keystone and Nazareth were outstanding institutions. But together, we have almost limitless opportunity. We hope you share our excitement - and we look forward to having you as part of the Keystone Nazareth Bank & Trust Company team.

Sincerely,


/s/ Jeffrey P. Feather                             /s/ Richard Stevens III
Jeffrey P. Feather                                 Richard Stevens III
Chairman                                           Chairman
Keystone Savings Bank                              Nazareth National Bank


/s/ Eugene Sobol                                   /s/ Scott V. Fainor
Eugene Sobol                                       Scott V. Fainor
Sr. Executive Vice President and COO               President and CEO
Keystone Savings Bank                              Nazareth National Bank

[Keystone Savings Bank Logo Omitted]      [Nazareth National Bank Logo Omitted]


                                      Why?

Why are Keystone Savings Bank and Nazareth National Bank merging? The banks' four major constituents - employees, customers, community and depositors/stockholders - will benefit in several ways once the banks are combined.

Employees

Growth potential. Employees at both organizations will be part of a larger super-community banking organization with significant potential for expansion. This will provide more opportunities for professional and personal development, and aid in the retention of current employees and the recruitment of new personnel.

Long-term job stability. The combined bank will be a significant force in the Lehigh Valley and Pocono area with a solid financial foundation and a commitment to stay locally controlled.

Similar cultures. The banks have similar missions and visions - in addition to a shared legacy of serving the Lehigh Valley-Pocono community - and a commitment to excellence in customer service.

Customers

Convenience. Currently, the two banks have a total of 36 branches (including 13 in-store branches with extended hours) across Lehigh, Northampton, Monroe and Carbon counties. These expanded locations will be convenient to where people in the region work, live and raise their families. The banks' respective planned expansion programs will further improve accessibility. In addition, Internet banking services will continue to advance, coinciding with an improved ability to implement new technology.

Products and services. Keystone Nazareth Bank & Trust Company will be a single source for a wide breadth and depth of financial products. The bank will be able to strengthen and improve its core products and traditional banking services for consumers and businesses. It will be a leader in residential mortgage lending, home equity lending, and small- and medium-sized business funding; and it will offer multiple products for deposit customers. It will have competitive rates, full-service offices and 45 ATMs in the region.

Furthermore, each bank brings a well-developed service culture to the merged institution. Keystone Savings Bank has KSB Financial Services, which offers access to investments such as mutual funds, annuities, life insurance, tax deferred investing, retirement planning, and more. Nazareth National Bank has a Trust and Wealth Management operation that offers one-on-one estate planning, asset allocation, and other services for high net-worth individuals and families.

Continued personal touch. For a combined 184 years, the two banks have shared a commitment to personal service, solid relationships and consistency of expectations. The friendliness and caring that comes with community banking will be preserved and amplified. Excellence in customer service will continue to be a priority.

Community

Economic impact. All branches are expected to remain open, maintaining the economic benefit they each provide to neighboring businesses and the community in general. Keystone Nazareth Bank & Trust Company's payroll will likely exceed $20 million.

Local decision making and corporate autonomy. Decisions regarding loans and community investments will be made by local people - community leaders who understand the context and implications of their decisions. Corporate decisions will be made locally with consideration to the impact on the region.

Deepened commitment. Both organizations embrace their responsibility to be a caring and involved partner in local civic, charitable and cultural organizations. Through its new multi-million dollar foundation, Keystone Nazareth Bank & Trust Company is committed to increasing the bank's contribution of time, talents and gifts to benefit all residents of the four-county region.

Depositors/Stockholders

Keystone Depositors. As of the record date, Keystone Savings Bank depositors will have the first opportunity to purchase KNBT Bancorp stock in the mutual-to-stock conversion. This will give them stock ownership in the new institution and allow them to share in the bank's long-term growth potential.

First Colonial Stockholders. First Colonial shareholders will have the opportunity to share in the combined bank's long-term growth potential.


Benefits to Keystone Nazareth Bank & Trust Company

From a business standpoint, the new, combined bank will also realize several benefits.

Efficiencies of scale. The bank will be able to reduce its cost of funding. Overhead expenses will be spread over more employees, thus creating a better efficiency ratio. The increased scale of purchasing and procurement will allow us to realize further cost reduction. All of these will lead to improved competitiveness.

Significant capital. The proceeds of the Keystone conversion, coupled with existing capital from both banks, will provide funds for future expansion.

Improved ability to do business with expanded customer base. The larger bank has the capacity to serve larger customers. This will have the potential to enhance revenue and net income. At the same time, the bank will retain its focus on providing outstanding products and personal service to customers of all sizes.

Talented employees. Both banks have hundreds of talented, dedicated employees who can benefit from one another's wisdom and experience. The combined workforce will retain their community bank focus and commitment to excellence in personal service, and benefit from improved resources with which to meet the needs of customers. Existing banking relationships will become even stronger.

[Keystone Savings Bank Logo Omitted]       [Nazareth National Bank Logo Omitted]


                               Questions & Answers


1. Why are the two Banks combining into one entity?
The banks' four major constituents - employees, customers, community and stockholders/depositors - will benefit in several ways once the banks are combined. Refer to the "WHY" sheet for additional details.

2. What is the timing of the changes?
Keystone Savings Bank depositors are required to approve the conversion, and First Colonial shareholders are also required to approve the merger. The processes will take several months, including regulatory approval. The anticipated closing date is sometime in fourth quarter 2003.

3. What will happen to the mutual holding company process underway at Keystone Savings Bank?
Keystone Savings Bank has terminated the mutual holding company process, and will instead complete a full conversion to a stock institution.

4. What impact will the merger have on our customer base?
Until the merger is complete, both banks will operate independently. After the banks are combined, customers will have access to more banking locations, more ATMs, and more choices in financial products and services. Our goal is to have uninterrupted service and minimal disruption to our customer bases throughout the integration process. Excellence in customer service will be our main priority.

5. What is the impact of FDIC coverage?
FDIC insurance coverage will continue up to applicable limits based on FDIC rules governing mergers and acquisitions.

6. What will be the name of the new Bank?
The name will be Keystone Nazareth Bank & Trust Company, and the bank holding company will be KNBT Bancorp, Inc. The logo design and rollout will involve employees and customers, and be part of the entire merger integration process.

7. What is the impact of the merger on my position?
We are in the process of evaluating how to create a combined organization that improves customer service and revenues. We will keep you informed as we create a unified workforce. In the meantime, we are counting on your support to continue to provide customer-centric service to internal and external customers.

8. Will there be any changes in my benefits?
We will evaluate the benefit programs currently in place at both companies, and analyze each to provide a competitive benefit program to employees within our new combined organization.

9. Will we change any of our product offerings?
Based on the customer segments within our combined trade area, we may modify or enhance some of our services to provide more depth and breadth and increased convenience.

10. What is the process that will be used to notify our stockholders/depositors of the pending merger?
As discussed in the news release, there will be several steps, including the conversion of Keystone Savings Bank to a stock institution; the formation of the holding company; the exchange of First Colonial Stock for KNBT Bancorp stock; the IPO for KNBT; the submission of the merger to shareholders for approval; the merger of bank systems and the introduction of new signage.

11. How will the merger impact my defined benefit plan, 401 K plan and ESOP (Nazareth National Bank)? Will there be any severance packages or early retirement offers?
Information will be forthcoming on these benefits. No decision has been made on severance or early retirement benefits at this time.

12. One of the attributes of both banks is the commitment to our local communities. Will this be continued?
Absolutely. The company will form a multi-million dollar charitable foundation to continue this effort. We will share information with you as this initiative is developed.

13. Where will we locate the headquarters of KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company?
The corporate headquarters will be located at 90 Highland Avenue, Bethlehem, PA, 18017, currently the headquarters of Keystone Savings Bank.

14. How will we handle system integration to minimize customer service disruption?
Both banks will be reviewing current systems and making decisions that will allow us to provide the best products, services and systems for our customers and deliver excellence in customer service throughout the process.

15. Will we be closing branches?
All branches from both banks are slated to remain open. In addition, we are planning to continue each bank's branch expansion program.

16. How will we be informed about the progress of the merger?
We will be publishing information on the Intranet on frequently and conduct group meetings. We also invite you to discuss any concerns that you have with your manager.

[Keystone Savings Bank Logo Omitted]       [Nazareth National Bank Logo Omitted]



                               History/Background


Combined, Keystone Savings Bank and Nazareth National Bank have 184 years of helping families, businesses and institutions in the Lehigh Valley meet their financial needs. These two banks share a rich legacy of community involvement, competitively priced services, and a caring, friendly atmosphere for customers and employees.


Keystone Savings Bank

Keystone Savings Bank was founded in 1925 by a group of businessmen from the west side of Bethlehem, Pa., who wanted to create an alternative to the commercial banks of the day. A mutual charter was issued to Keystone Building and Loan Association. The organization was formed so that individuals from the community could deposit money to accumulate savings or also obtain mortgage financing for the purchase of a home. Under the mutual charter, there are no stockholders and the organization operates for the mutual benefit of the customer and community.

Keystone Savings Bank continues to operate under its mutual charter with decisions made based upon what is fair and in the best interest of customers, community and bank.


Nazareth National Bank

Nazareth National Bank was founded in Nazareth, Pa., in 1897 with capital of $50,000. The bank has since grown to provide a wide variety of consumer, business, and trust and wealth management services to individuals, companies and institutions at 17 different locations. It strives to provide the latest banking products and services with the personal, individualized service expected from a local bank.

First Colonial Group Inc. (NASDAQ: FTCG) is the bank holding company for Nazareth National Bank. The holding company has been publicly traded since 1983.



[MAP OF BRANCH LOCATIONS OMITTED]

                                         [Keystone Savings Bank Logo Omitted]

Allentown                                Coopersburg Office                     Nazareth Office
Emmaus Avenue Branch                     Inside GIANT                           Inside GIANT
Inside GIANT                             216 East Fairmont Street               859 Nazareth Pike
3015 W. Emmaus Avenue                    & Route 309                            Routs 191 & 248
Allentown, PA 18103                      Coopersburg, PA 18036                  Nazareth, PA 18064
610-791-3900                             Phone: 610-282-2860                    Phone: 610-759-8756

Allentown                                Coplay Office                          Northampton Office
South Whitehall Office                   Inside GIANT                           1862 Main Street
4200 W. Tilghman Street                  202 Chestnut Street                    Northampton, PA 18067
Allentown, PA 18104                      Coplay, PA 18037                       Phone: 610-262-4484
Phone: 610-389-1396                      Phone: 610-261-4470

Allentown                                Easton                                 Palmerton Office
Village West Office                      Forks Township Office                  330 Delaware Avenue
Inside GIANT                             Inside GIANT                           Palmerton, PA 18071
3100 Tilghman Street                     301 Town Center Boulevard              Phone: 610-826-2906
Allentown, PA 18104                      Easton, PA 18040
610-782-0774                             Phone: 610-253-4722

Bethlehem                                Easton                                 Schnecksville Office
Route 512 Office                         William Penn Plaza Office              4933 Route 873
Route 512 & Highland Avenue              3091 William Penn Highway              Schnecksville, PA 18078
Bethlehem, PA 18017                      Easton, PA 18045                       Phone: 610-799-5441
Phone: 610-861-5050                      Phone: 610-258-4786

Bethlehem                                Emmaus Office                          Wescosville Office
Broad Street Office                      235 Main Street                        5700 Hamilton Bouleavrd
9th Avenue & W. Broad Street             Emmaus, PA 18049                       Wescosville, PA 18106
Bethlehem, PA 18018                      Phone: 610-966-0550                    Phone: 610-530-0400
Phone: 610-866-0761

                                                                                --------------------------------------
Bethlehem                                Hellertown Office                      ATM only locations
Easton Avenue Office                     741 Main Street
2515 Easton Avenue                       Hellertown, PA 18055                   Allentown
Bethlehem, PA 18017                      Phone: 610-838-7031                    Inside GIANT
Phone: 610-865-6650                                                             1302 Hanover Avenue
                                                                                Allentown, PA 18103
Bethlehem                                Hellertown
Miller Heights Office                    In-store Branch                        Bethlehem
3933 Freemansburg Avenue                 Inside GIANT                           Inside GIANT
Bethlehem, PA 18020                      1880 Leithsville Road                  2918 Easton Avenue
Phone: 610-861-2973                      Hellertown, PA 18055                   Bethlehem, PA 18017
                                         610-838-9100
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                                         [Nazareth National Bank Logo Omitted]

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Airport Road Office                      Moravian Hall Square                   ATM only locations
Redner's Warehouse Market                175 W. North Street
1201 Airport Road                        Nazareth PA 18064                      Allentown
Allentown PA 18109                       phone: 610-861-7800                    Redner's Quick Shoppe
phone: 610-770-6801                                                             1135 Airport Road
                                                                                Allentown, PA 18109
Bethlehem Office                         Mt. Pocono Office
44 E. Broad Street                       Wal-Mart                               Bethlehem
Bethlehem PA 18018                       500 Rt. 940                            First Colonial Building
phone: 610-861-7843                      Mt. Pocono PA 18344                    3864 Alder Place
                                         phone: 570-895-4182                    Bethlehem, PA 18017

Broad Street Office                      Northampton Crossings                  Bethlehem
33 S. Broad Street                       Redner's Warehouse Market              Northampton Community College
Nazareth PA 18064                        Rts. 248 & 33                          3835 Green Pond Road
phone: 610-746-7213                      Easton PA 18045                        Bethlehem, PA 18020
                                         phone: 610-923-8901
                                                                                Easton
Brodheadsville                           Pointe North Office                    2 Locations
Rt. 209, HC 2, Box 2028                  4510 Bath Pike (Rt. 512)               Rts. 248 & 33
Brodheadsville PA 18322                  Bethlehem PA 18017                     Easton, PA 18045
phone: 570-992-1144                      phone: 610-861-7850
                                                                                Fountain Hill
Easton Office                            Stroudsburg Office                     St. Luke's Hospital
3rd & Ferry Streets                      713 Main Street                        801 Ostrum Street
Easton PA 18042                          Stroudsburg PA 18360                   Bethlehem, PA 18015
phone: 610-746-7220                      phone: 570-420-5740
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East Stroudsburg                         Stroud Township Office
Wal-Mart                                 1125 N. Ninth Street (Rt. 611)
355 Lincoln Avenue                       Stroudsburg PA 18360
East Stroudsburg PA 18301                phone: 570-476-2818
phone: 570-424-9416

Forks Office                             Trexlertown Office
2000 Sullivan Trail                      Giant Supermarket
Easton PA 18040                          6900 Hamilton Blvd. (Route 222)
phone: 610-258-7283                      Trexlertown PA 18087
                                         phone: 610-481-9920

Main Street Office                       Whitehall Office
76 S. Main Street                        Giant Supermarket
Nazareth PA 18064                        2540 MacArthur Road, Suite 200
phone: 610-746-7200                      Whitehall PA 18052
                                         phone: 610-770-6860
Moorestown Office
553 Nazareth Drive
Nazareth PA 18064
phone: 610-746-7232


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